UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2024

INFINERA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6373 San Ignacio Avenue

San Jose, California 95119

(Address of principal executive offices)

(408) 572-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	INFN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On June 27, 2024, Infinera Corporation (“Infinera”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Nokia Corporation (“Nokia”) and Neptune of America Corporation (“Merger Sub”). The Merger Agreement provides that, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Infinera (the “Merger”), with Infinera surviving the Merger and becoming a wholly owned subsidiary, directly or indirectly, of Nokia (the “Surviving Corporation”).

Infinera’s Board of Directors (the “Board”), among other things, unanimously (1) approved entry into the Merger Agreement and (2) recommended that Infinera’s stockholders adopt the Merger Agreement at a to-be-scheduled stockholder meeting (the “Special Meeting”).

Equity Treatment in the Merger

Merger Consideration

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Infinera’s common stock, par value $0.001 per share (the “Company Common Stock”) (other than as specified in the Merger Agreement), will be automatically cancelled, extinguished and converted into the right to receive one of the following:

•	cash in an amount equal to $6.65, without interest (the “Cash Consideration”);

•

1.7896 American Depositary Shares (“Nokia ADSs”) (each representing a beneficial interest in one ordinary share, with no nominal value of Nokia (“Nokia Shares”)) (such consideration, the “Share Consideration”, and such Company Common Stock to Nokia ADSs ratio, the “Share Consideration Exchange Ratio”); or

•

cash in an amount equal to $4.66, without interest, and 0.5355 Nokia ADSs (such consideration, the “Mixed Consideration” and, together with the Cash Consideration and the Share Consideration, the “Merger Consideration”, and such Company Common Stock to Nokia ADSs ratio, the “Mixed Consideration Exchange Ratio”).

The Merger Agreement includes a proration mechanism to ensure that no more than 30 percent of the aggregate consideration in the Merger is paid in the form of Nokia ADSs.

Prior to a deadline to be fixed shortly before the Special Meeting, Infinera’s stockholders will be able, with respect to each share of Company Common Stock that they hold, to elect to receive one of the Merger Consideration options outlined above. No new or changed elections will be permitted after such deadline. If a share of Company Common Stock is transferred after such deadline, any election previously made with respect to such share will be disregarded and such share will be converted into the right to receive the Cash Consideration at the Effective Time. If no election is made with respect to a particular share of Company Common Stock, then it will be converted into the right to receive the Cash Consideration at the Effective Time.

Equity Awards

Pursuant to the Merger Agreement, at the Effective Time, Infinera’s outstanding restricted stock units (each, a “Company RSU”) will be treated in the following manner:

•

Each outstanding RSU (other than any RSU held by a non-employee director of Infinera (a “Company Director RSU”) outstanding as of immediately prior to the Effective Time will be converted automatically into a number of time-based restricted stock unit awards of Nokia (each, a “Nokia RSU”) equal to (1) the total number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time multiplied by (2) the Share Consideration Exchange Ratio. Each Nokia RSU will be subject to the same terms and conditions as were applicable to such Company RSU immediately prior to the Effective Time (including vesting terms).

•

Each outstanding Company Director RSU will fully vest and be converted automatically into the right to receive (without interest) the Cash Consideration in respect of each share of Company Common Stock subject to such Company Director RSU immediately prior to the Effective Time.

•

Each Company RSU subject to performance-based vesting conditions (a “Company PSU”) outstanding as of immediately prior to the Effective Time will vest to the extent provided in (1) the award agreement governing such Company PSU and (2) any other vesting terms that are applicable. Then, as applicable:

•	If such Company PSU becomes vested with respect to both performance-based and service-based vesting conditions, such Company PSU will receive $6.65 per Company PSU in cash.

•

If such Company PSU has performance-based vesting conditions that (a) are measured at the Effective Time and deemed earned or (b) are otherwise deemed no longer applicable, but, in each case, remains subject to service-based vesting conditions, then such Company PSU will be converted to a Nokia RSU in the same manner provided in the first bullet of this section.

•

If such Company PSU has performance-based vesting conditions that are measured and deemed not to be earned (unless the performance-based vesting conditions are otherwise deemed no longer applicable) at the Effective Time, then such Company PSU will be canceled for no consideration.

Conditions to Closing of the Merger

Completion of the Merger is subject to customary closing conditions, including:

•	the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote at the Special Meeting;

•

the absence of a law or order (whether temporary, preliminary or permanent) preventing, materially enjoining, materially restraining or materially impairing the consummation of the Merger (such law or order, a “Restraint”);

•	receipt of required regulatory approvals, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

•	the necessary stock exchange listings of Nokia ADSs issued in the Merger;

•	the effectiveness of a registration statement on Form F-4 in respect of the Nokia ADSs issued in the Merger;

•	the accuracy of the representations and warranties of the parties made in the Merger Agreement, subject to applicable materiality qualifiers;

•	the performance by each party of its covenants and agreements set forth in the Merger Agreement in all material respects; and

•	with respect to Infinera, the absence of a Company Material Adverse Effect (as defined in the Merger Agreement) that is continuing.

No Solicitation of Other Transactions

Infinera is also subject to customary “no-shop” restrictions on its ability (and the ability of its subsidiaries and representatives) to (1) solicit alternative acquisition proposals from third parties; (2) subject to certain exceptions, furnish nonpublic information relating to Infinera to third parties in connection with an alternative acquisition proposal; or (3) subject to certain exceptions, participate or engage in discussions or negotiations with third parties regarding alternative acquisition proposals. In addition, Infinera has agreed that, subject to certain exceptions, the Board will not withdraw its recommendation that Infinera’s stockholders vote to adopt the Merger Agreement.

Termination of the Merger Agreement

The Merger Agreement contains certain customary termination rights for Infinera and Nokia. Subject to certain limitations, the Merger Agreement may be terminated by either party if:

•	the Effective Time has not occurred on or before June 27, 2025, which may be extended to December 27, 2025 (such date, as extended, the “Termination Date”);

•

there is a final and nonappealable Restraint (whether temporary, preliminary or permanent) preventing, materially enjoining, materially restraining or materially impairing the consummation of the Merger; or

•	the Special Meeting has been held and the Merger Agreement is not adopted by Infinera’s stockholders.

The Merger Agreement may be terminated by Infinera, subject to certain limitations, if:

•

Nokia has breached any of its representations or warranties, or failed to perform any of its covenants or agreements, under the Merger Agreement such that any of the applicable closing conditions for the benefit of Infinera would not be satisfied and the breach or failure to perform is not cured within the requisite period (if applicable); or

•

prior to Merger Agreement being adopted by Infinera’s stockholders, Infinera has received a Superior Proposal (as such term is defined in the Merger Agreement) to acquire Infinera and substantially concurrently with such termination Infinera enters into a definitive agreement for the transaction contemplated by that Superior Proposal.

The Merger Agreement may be terminated by Nokia, subject to certain limitations, if:

•

Infinera has breached any of its representations or warranties, or failed to perform any of its covenants or agreements, under the Merger Agreement such that any of the applicable closing conditions for the benefit of Nokia would not be satisfied and the breach or failure to perform is not cured within the requisite period (if applicable); or

•	prior to the Merger Agreement being adopted by Infinera’s stockholders, the Board has changed its recommendation that stockholders adopt the Merger Agreement in accordance with the Merger Agreement.

Nokia and the Company can also mutually agree to terminate the Merger Agreement.

Upon termination of the Merger Agreement in certain circumstances, Infinera will be required to pay Nokia a termination fee of $65 million. Specifically, this termination fee is payable by Infinera to Nokia if (1) the Merger Agreement is terminated under certain circumstances; (2) prior to such termination, a proposal to acquire at least 50.1 percent of Infinera has been publicly made and not publicly withdrawn or otherwise abandoned; and (3) within one year of such termination, either Infinera consummates a transaction involving the acquisition of at least 50.1 percent of Infinera by any person or group or Infinera enters into a definitive agreement providing for such a transaction.

Upon termination of the Merger Agreement in certain circumstances, Nokia will be required to pay Infinera a termination fee of $130 million. Specifically, this termination fee is payable by Nokia to Infinera if the Merger Agreement is terminated as a result of the occurrence of either (1) a final and nonappealable Restraint related to specified regulatory approvals or (2) the Termination Date at a time when a Restraint is in effect or the parties have not received required regulatory approvals.

Cautionary Considerations

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 and is incorporated by reference.

The Merger Agreement has been included in this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about Infinera, Nokia, Merger Sub or any of their respective subsidiaries or affiliates. The representations, warranties, covenants and agreements contained in the Merger Agreement:

•	were made by the parties only for purposes of the Merger Agreement and as of specific dates;

•	were made solely for the benefit of the parties to the Merger Agreement;

•	may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement;

•	may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and

•	may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.

The Company’s stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions of those provisions, as characterizations of the actual state of facts or conditions of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Infinera’s public disclosures. Infinera acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading. The Merger Agreement should not be read alone but should instead be read with the other information regarding the Merger Agreement, the Merger, Infinera, Nokia, Merger Sub and their respective businesses that will be contained in, or incorporated by reference into, the filings that Infinera makes from time to time with the Securities and Exchange Commission (the “SEC”).

Voting Agreement

In connection with Infinera’s entry into the Merger Agreement, on June 27, 2024, Oaktree Optical Holdings, L.P. (“Oaktree”), in its capacity as a stockholder of Infinera, entered into a voting agreement (the “Voting Agreement”) with Nokia. Oaktree represents approximately 11 percent of the voting power of outstanding shares of Company Common Stock. Under the Voting Agreement, Oaktree has agreed to vote its shares of Company Common Stock in favor of the adoption of the Merger Agreement and in favor of certain other matters. The Voting Agreement terminates in certain circumstances, including upon termination of the Merger Agreement in accordance with its terms, upon the occurrence of the stockholder vote to adopt the Merger Agreement at the Company Stockholder Meeting, upon the occurrence of a Company Board Recommendation Change (as such term is defined in the Merger Agreement) and the occurrence of the Termination Date. The Voting Agreement also contains restrictions on the transfer of shares of Company Common Stock held by Oaktree, subject to certain exceptions.

The foregoing description of the Voting Agreement is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated by reference.

Loan Amendment

In connection with Infinera’s entry into the Merger Agreement, on June 27, 2024, Infinera entered into the Third Amendment to Loan, Guaranty and Security Agreement (the “Loan Amendment”), among Infinera, the other obligors party thereto, the lenders that are a party thereto, and Bank of America, N.A., as administrative agent (the “Agent”). The Loan Amendment amends that certain Loan, Guaranty and Security Agreement, dated as of June 24, 2022 (as amended from time to time), among Infinera, the other obligors party thereto, the lenders party thereto, and the Agent, to permit Infinera to enter into the Merger Agreement.

The foregoing description of the Loan Amendment is qualified in its entirety by reference to the full text of the Loan Amendment, a copy of which is filed as Exhibit 10.1 and is incorporated by reference.

Item 8.01	Other Events.

On June 27, 2024, Infinera and Nokia issued a stock exchange release announcing their entry into the Merger Agreement. A copy of the stock exchange release is attached as Exhibit 99.1 and is incorporated by reference.

Additional Information and Where to Find It; Participants in the Solicitation

Infinera Corporation (“Infinera”), the members of Infinera’s board of directors and certain of Infinera’s executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of Infinera (the “Transaction”). In connection with the Transaction, Nokia intends to file with the SEC a registration statement on Form F-4 that will include a proxy statement of Infinera and that also will constitute a prospectus of Nokia with respect to shares of Nokia’s ordinary shares to be issued in the Transaction, which will be represented by American depositary shares (such registration statement, the “Proxy Statement/Prospectus”).

Christine Bucklin, Greg Dougherty, David Heard, Sharon Holt, Roop Lakkaraju, Paul Milbury, Amy Rice, George Riedel and David Welch, all of whom are members of Infinera’s board of directors, and Nancy Erba, Infinera’s chief financial officer, are participants in Infinera’s solicitation. Information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement/Prospectus and other relevant documents to be filed with the SEC in connection with the Transaction. Additional information about such participants is available under the captions “Our Board of Directors,” “Our Pay” and “Our Stockholders—Security Ownership of Certain Beneficial Owners and Management” in Infinera’s definitive proxy statement in connection with its 2024 Annual Meeting of Stockholders (the “2024 Proxy Statement”), which was filed with the SEC on May 17, 2024 (which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1138639/000113863924000128/infn-20240517.htm), as amended on June 4, 2024 (available at https://www.sec.gov/Archives/edgar/data/1138639/000113863924000162/infn2024proxystatementdef1.htm). To the extent that holdings of Infinera’s securities have changed since the amounts printed in the 2024 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC (which are available at https://www.sec.gov/cgi-bin/own-disp?action=getissuer&CIK=0001138639). Information regarding Infinera’s transactions with related persons is set forth in the 2024 Proxy Statement under the caption “Certain Relationships and Related Party Transactions.” Certain illustrative information regarding the payments to that may be owed, and the circumstances in which they may be owed, by Infinera to its named executive officers in a change of control of Infinera is set forth in the 2024 Proxy Statement under the caption “Estimated Payments and Benefits Upon Termination, Change of Control or Death/Disability.”

Promptly after the Proxy Statement/Prospectus is declared effective by the SEC, Infinera will mail the Proxy Statement/Prospectus and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SECURITY HOLDERS OF INFINERA AND NOKIA ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT INFINERA OR NOKIA WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INFINERA, NOKIA AND THE TRANSACTION.

Stockholders may obtain free of charge, when filed, the Proxy Statement/Prospectus, any amendments or supplements thereto, and any other relevant documents filed by Infinera or Nokia with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of the Proxy Statement/Prospectus, any amendments or supplements thereto, and any other relevant documents filed by Infinera with the SEC in connection with the Transaction will also be available, free of charge, at Infinera’s investor relations website (https://investors.infinera.com/), or by emailing Infinera’s investor relations department (apassi@infinera.com). Copies of the Proxy Statement/Prospectus, any amendments or supplements thereto, and any other relevant documents filed by Nokia with the SEC in connection with the Transaction will also be available, free of charge, at Nokia’s investor relations website (https://www.nokia.com/about-us/investors/), or by emailing Nokia’s investor relations department (investor.relations@nokia.com).

No Offer or Solicitation

This communication is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Transaction and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, and there will not be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this communication may be characterized as forward-looking under the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially.

Statements in this communication that are forward-looking may include statements regarding: (1) the Transaction; (2) the expected timing of the closing of the Transaction; (3) considerations taken into account in approving and entering into the Transaction; (4) the anticipated benefits to, or impact of, the Transaction on Nokia’s and Infinera’s businesses; and (5) expectations for Nokia and Infinera following the closing of the Transaction. There can be no assurance that the Transaction will be consummated.

Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, in addition to those identified above, include: (1) the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from Infinera’s stockholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained, on a timely basis or at all; (2) the occurrence of any event, change or other circumstance that could give rise to a right to terminate the Transaction; (3) possible disruption related to the Transaction to the current plans, operations and business relationships of Nokia and Infinera, including through the loss of customers and employees; (4) the amount of the costs, fees, expenses and other charges incurred by Nokia and Infinera related to the Transaction; (5) the possibility that the stock prices of Nokia or Infinera could fluctuate during the pendency of the Transaction and may decline if the Transaction is not completed; (6) for both Nokia and Infinera, the possible diversion of management’s time and attention from ongoing business operations and opportunities; (7) the response of competitors and other market participants to the Transaction; (8) potential litigation relating to the Transaction; (9) uncertainty as to the timing of completion of the Transaction and the ability of each party to consummate the Transaction; and (10) the other risks and uncertainties detailed in the periodic reports that Nokia and Infinera file with the SEC. All forward-looking statements in this communication are based on information available to Nokia and Infinera as of the date of this communication, and, except as required by law, neither Nokia nor Infinera assumes any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated June 27, 2024, among Nokia Corporation, Neptune of America Corporation and Infinera Corporation*

10.1	Voting Agreement, dated June 27, 2024, by and between Nokia Corporation and Oaktree Optical Holdings, L.P.*

10.2	Third Amendment to Loan, Guaranty and Security Agreement, dated as of June 27, 2024, among Infinera Corporation, the other obligors party thereto, the lenders party thereto, and Bank of America, N.A., as Administrative Agent

99.1	Stock Exchange Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. Infinera will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request. Infinera may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INFINERA CORPORATION

Date: June 28, 2024	By:	/s/ NANCY ERBA
	Name:	Nancy Erba
	Title:	Chief Financial and Accounting Officer